Exhibit 10.11
AMENDMENT NO. 1
TO THE
EQUIFAX INC. 2023 OMNIBUS INCENTIVE PLAN

    THIS AMENDMENT NO. 1 is made as of this 20th day of November, 2024 by Equifax Inc. (the “Company”);
    WHEREAS, the Company maintains the Equifax Inc. 2023 Omnibus Incentive Plan, effective May 4, 2023 (the “Plan”); and
    WHEREAS, the Company desires to amend the Plan to permit the issuance of fractional shares.
    NOW, THEREFORE, the Plan is hereby amended effective as of November 6, 2024, as follows:
1.
Section 19(d) is deleted in its entirety and the following substituted therefor:

(d) Fractional Shares. Unless otherwise determined by the Administrator, fractional Shares or other securities, if applicable, will be issued or delivered pursuant to this Plan. The Administrator may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or that such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

2.
Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.
EQUIFAX INC.
By: /s/ Carla J. Chaney
Name:    Carla J. Chaney
Title:    Executive Vice President,
Chief Human Resources Officer